EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jimmy S.M. Lee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the annual period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc. as of and for the periods presented in such Annual Report on Form 10-K.

By:	/s/ Jimmy S.M. Lee
Jimmy S.M. Lee
Chairman of the Board, Chief Executive
Officer And President

May 29, 2007

I, Scott D. Howarth, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the annual period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc. as of and for the periods presented in such Annual Report on Form 10-K.

By:	/s/ Scott D. Howarth
Scott D. Howarth
Vice President and Chief Financial Officer

May 29, 2007